UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2017

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on April 13, 2016, Peabody Energy Corporation, a Delaware corporation (the “Company”), and a majority of the Company’s wholly owned domestic subsidiaries, as well as one international subsidiary in Gibraltar (collectively with the Company, the “Debtors”), filed voluntary petitions under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases (collectively, the “Chapter 11 Cases”) are being jointly administered under the caption In re Peabody Energy Corporation, et al., Case No. 16-42529.

Also as previously disclosed, on December 22, 2016, the Debtors filed with the Bankruptcy Court a Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”) and a related Disclosure Statement (the “Disclosure Statement”).

On January 11, 2017, the Debtors obtained an exit facility commitment letter (the “Exit Facility Commitment Letter”) from Goldman Sachs Bank USA (“Goldman Sachs”), JPMorgan Chase Bank, N.A. (“JPMorgan”), Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “CS”), Credit Suisse Securities (USA) LLC (“CS Securities” and, together with Goldman Sachs and JPMorgan, the “Arrangers”), Macquarie Capital Funding LLC (together with Goldman Sachs, CS and JPMorgan, the “Initial Lenders”) and Macquarie Capital (USA) Inc. (collectively with the Arrangers and the Initial Lenders, the “Commitment Parties”), pursuant to which, in connection with the consummation of the proposed Plan, the Initial Lenders have agreed to provide a senior secured term loan facility (the “Term Loan Facility”) in an aggregate amount of (a) $1.5 billion, less (b) the aggregate principal amount of privately placed debt securities (“Notes”) of the Company, or special purpose escrow issuer, issued on or prior to the closing date of the Term Loan Facility (the “Closing Date”), plus (c) any amount of additional senior secured term loans funded on the Closing Date at the sole discretion of the Arrangers and the Company.

The commitments of the Commitment Parties to provide the Term Loan Facility are subject to certain conditions set forth in the Exit Facility Commitment Letter, including but not limited to the occurrence or waiver of all conditions precedent to the effectiveness of the Plan, other than the closing and funding of the Term Loan Facility (and the Notes issued in lieu thereof, if any).

The Exit Facility Commitment Letter will terminate upon the occurrence of certain events described therein. In addition, the Initial Lenders’ commitments to provide and arrange the Term Loan Facility will terminate on a dollar-for-dollar basis to the extent of the issuance of the Notes. The outside termination date for the Exit Facility Commitment Letter is May 1, 2017.

On January 11, 2017, the Debtors filed a motion with the Bankruptcy Court seeking authorization to enter into and perform under the Exit Facility Commitment Letter.

The foregoing description of the Exit Facility Commitment Letter is qualified in its entirety by reference to the Exit Facility Commitment Letter attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Exit Facility Commitment Letter dated as of January 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

January 12, 2017	By:	/s/ A. Verona Dorch
Name: A. Verona Dorch
Title: Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Exit Facility Commitment Letter dated as of January 11, 2017